Exhibit 24

                                POWER OF ATTORNEY

     Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Thomas Morey, Darren Robb and Stephanie Wingader, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Park Hotels & Resorts Inc. (i)
pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Park Hotels & Resorts Inc., unless earlier revoked in writing. The undersigned acknowledges that Thomas Morey, Darren Robb and
Stephanie Wingader are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

                             By: /s/ W. Guy Lindsey
                                 ------------------
                             Name: W. Guy Lindsey

                             Date: December 2, 2016